As filed with the Securities and Exchange Commission on May 12, 2005.                            Registration No. 333-89060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________

CenturyTel, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

100 CenturyTel Drive

Monroe, Louisiana 71203

(Address, including zip code, of

Principal Executive Offices)

CenturyTel, Inc. 2002 Directors Stock Option Plan
CenturyTel, Inc. 2002 Management Incentive Compensation Plan

(Full title of the plans)

__________

Stacey W. Goff

Senior Vice President, General Counsel and Secretary

CenturyTel, Inc.

100 CenturyTel Drive

Monroe, Louisiana 71203

(318) 388-9500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Margaret F. Murphy

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement No. 333-89060, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement (consisting of shares of common stock and preference share purchase rights) that remain unsold on the date hereof.

The Registrant hereby removes from registration 216,333 shares of common stock and related preference share purchase rights issuable under the 2002 Directors Stock Option Plan and 598,869 shares of common stock and related preference share purchase rights issuable under the 2002 Management Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 12, 2005.

CENTURYTEL, INC.

By:	/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Glen F. Post, III	Chairman of the Board and Chief Executive Officer	May 12, 2005
/s/ R. Stewart Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2005
* Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	May 12, 2005
* William R. Boles, Jr.	Director	May 12, 2005
* Virginia Boulet	Director	May 12, 2005
* Calvin Czeschin	Director	May 12, 2005
* James B. Gardner	Director	May 12, 2005
* W. Bruce Hanks	Director	May 12, 2005
* C. G. Melville, Jr.	Director	May 12, 2005
Gregory J. McCray	Director	May 12, 2005
Fred Nichols	Director	May 12, 2005
* Harvey P. Perry	Director	May 12, 2005
* Jim D. Reppond	Director	May 12, 2005
Joseph R. Zimmel	Director	May 12, 2005

*By:	/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Attorney-in-Fact